Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
TRIPLE CROWN MEDIA, INC.,[1] et al.,	)	Case No. 09-13181 (BLS)
)
Debtors.	)	Jointly Administered
)
	)	RE: D.I. 124

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE AND GRANTING RELATED RELIEF

RECITALS

A. On September 14, 2009 (the “Petition Date”), each of the Debtors filed with this Court a voluntary petition for relief under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”).

B. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

C. No creditors’ committee, trustee, or examiner has been appointed in these Chapter 11 Cases.

D. On the Petition Date, the Debtors filed, among other things, (i) their proposed Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (Docket No. 17) (as amended on October 16, 2009 (Docket No. 124) and as may be further amended, supplemented,

[1]

The Debtors are the following entities: (followed by the last four digits of their tax identification numbers): Triple Crown Media, Inc. (2824) (Case No. 09-13181), Triple Crown Media, LLC (2824) (Case No. 09-13182), BR Acquisition Corp. (8679) (Case No. 09-13184), BR Holding, Inc. (7599) (Case No. 09-13185), Datasouth Computer Corporation (9261) (Case No. 09-13186), Gray Publishing, LLC (7061) (Case No. 09-13187), and Capital Sports Properties, Inc. (6084) (Case No. 09-13188).

or otherwise modified from time to time, the “Plan”)2 and (ii) a disclosure statement with respect to the Plan (Docket No. 18) (as amended on October 16, 2009 (Docket No. 125)), the “Disclosure Statement”).

E. On October 26, 2009, after due notice and a hearing, this Court entered an order (Docket No. 144) (the “Disclosure Statement Order”) that, among other things, (i) approved the Disclosure Statement as containing adequate information, (ii) fixed a voting record date, (iii) approved the solicitation packages (the “Solicitation Packages”) and procedures for distribution thereof, (iv) approved the forms of ballots (the “Ballots”) and established procedures for voting on the Plan, (v) scheduled a hearing for December 8, 2009 at 11:00 a.m. (prevailing Eastern Time) to consider confirmation of the Plan (the “Confirmation Hearing”) and (vi) established notice and objection procedures in respect of Confirmation, including a form of confirmation hearing notice (the “Confirmation Hearing Notice”).

F. The Solicitation Packages were transmitted and served in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order, as evidenced by the Affidavit of Service of Timothy J. Kelsey (the “Kelsey Affidavit”), dated and sworn to on November 30, 2009 (Docket No. 173) and the Supplemental Affidavit of Service of Timothy J. Kelsey (the “Supplemental Kelsey Affidavit”), dated and sworn to on November 30, 2009 (Docket No. 174).

G. Adequate and sufficient notice of the Confirmation Hearing and other requirements and deadlines, hearings and matters described in the Disclosure Statement Order was provided in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the

[2]	Unless otherwise specified, capitalized terms and phrases used herein have the meanings ascribed to such terms in the Plan.

Disclosure Statement Order. As evidenced by the Kelsey Affidavit, the Confirmation Hearing Notice was mailed on October 30, 2009 to holders of Claims against the Debtors and other parties in interest. No other or further notice of the Confirmation Hearing was or is required.

H. On October 20, 2009, in accordance with the terms of the Disclosure Statement Order and the Plan, the Debtors filed a plan supplement (Docket No. 138) (the “Plan Supplement”).

I. On November 25, 2009, in accordance with the terms of the Disclosure Statement Order and the Plan, the Debtors filed their Second Supplement to Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 172) (the “Plan Supplement Addendum”, and together with the Plan Supplement, the “Amended Plan Supplement”).

J. The Disclosure Statement Order established (i) October 19, 2009 as the record date (the “Record Date”) for determining which creditors were entitled to vote to accept or reject the Plan and (ii) 4:00 p.m. (prevailing Eastern Time) on November 24, 2009 as the voting deadline to return completed Ballots to the Debtors. On December 7, 2009, the Debtors filed the Declaration of Evan Gershbein Regarding Tabulation of Votes in Connection with Debtors’ First Amended Joint Plan of Reorganization, dated and sworn to on December 7, 2009 (Docket No. 181), attesting and certifying the method and results of the Ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Plan (the “Voting Report”). As evidenced by the Voting Report, Ballots were tabulated in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

K. As evidenced by the Affidavit of Publication of Erin Ostenson for the Wall Street Journal (the “Publication Affidavit”) filed with the Court on November 9, 2009 (Docket No.

162), the Debtors caused notice of, inter alia, the Confirmation Hearing, the Record Date and the Objection Deadline to be published in the national edition of the Wall Street Journal on November 3, 2009.

L. The Disclosure Statement Order also established 4:00 p.m. (prevailing Eastern Time) on November 24, 2009 (the “Objection Deadline”) as the deadline to object to confirmation of the Plan (unless extended by the Debtors). No objections to confirmation of the Plan were timely filed. All objections to confirmation are collectively referred to herein as the “Objections.”

M. The Confirmation Hearing was held before this Court on December 8, 2009.

NOW, THEREFORE, this Court having reviewed and considered the Disclosure Statement, the Plan, the Amended Plan Supplement and the documents contained therein, the Kelsey Affidavit, the Supplemental Kelsey Affidavit, the Publication Affidavit, and the Voting Report; this Court having heard statements of counsel in support of and in opposition to confirmation of the Plan at the Confirmation Hearing; this Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; this Court having taken judicial notice of the papers and pleadings on file in these Chapter 11 Cases; it appearing to this Court that notice of the Confirmation Hearing was adequate, sufficient, and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby and the legal and factual bases presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon, and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact, Conclusions of Law, and Orders:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Jurisdiction and Venue.

1. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The statutory predicates for the confirmation of the Plan are sections 105(a), 365, 503, 507, 1123, 1129, 1142 and 1146(a) of the Bankruptcy Code and Bankruptcy Rules 2002, 6006(a), (c) and (d), 9007 and 9014. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.	Eligibility for Relief.

2. The Debtors were and are entities eligible for relief under Bankruptcy Code section 109.

C.	Judicial Notice.

3. This Court takes judicial notice of (and deems admitted into evidence for purposes of confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at, the hearings held before this Court during the pendency of the Chapter 11 Cases. Any resolutions of objections to Confirmation explained on the record at the Confirmation Hearing, if any, are hereby incorporated by reference. All unresolved objections, statements, and purported reservations of rights are overruled on the merits.

D.	Burden of Proof.

4. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

E.	Transmittal and Mailing of Materials; Notice.

5. As evidenced by the Kelsey Affidavit and the Supplemental Kelsey Affidavit, due, adequate, and sufficient notice of the Disclosure Statement, Plan, Amended Plan Supplement, and Confirmation Hearing, together with all deadlines for voting on or objecting have been given to: (a) all known holders of Claims and Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all counterparties to unexpired leases and executory contracts with the Debtors; and (d) all taxing authorities listed on the Debtors’ Schedules or claims register, in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, and 3020(b), and no other or further notice is or shall be required.

6. The Debtors published the Confirmation Hearing Notice in the Wall Street Journal, National Edition on November 3, 2009 in compliance with the Disclosure Statement Order and Bankruptcy Rule 2002(1) as evidenced by the Publication Affidavit.

F.	Solicitation.

7. Votes for acceptance and rejection of the Plan were solicited in good faith and such solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and all other applicable rules, laws, and regulations. Such transmittal and service of the Solicitation Packages were adequate and sufficient. No further notice is or shall be required. If an entity changed its mailing address after the Petition

Date, the burden was on such entity, not the Debtors, to advise the Debtors’ claims and noticing agent, Kurtzman Carson Consultants (“KCC”) of the new address. All procedures used to distribute solicitation materials to holders of Claims and Interests were fair, and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable rules, laws, and regulations.

G.	Plan Supplement.

8. On October 20, 2009, the Debtors filed the Plan Supplement and filed the Plan Supplement Addendum on November 25, 2009. The Amended Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents was in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required. The Debtors are authorized to modify the Amended Plan Supplement following the entry of the Confirmation Order in accordance with the terms of the Plan.

H.	Bankruptcy Rule 3016.

9. The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Clerk of the Court satisfies Bankruptcy Rule 3016(b).

I.	Compliance with the Requirements of Bankruptcy Code Section 1129.

10. As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

1.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

11. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a) of the Bankruptcy Code, including sections 1122 and 1123.

a.	Section 1122 and 1123(a)(1)—Proper Classification of Claims and Interests.

12. In addition to Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, the Plan designates eight Classes of Claims and three Classes of Interests. See Plan at Article II.A. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate among holders of Claims or Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.	Section 1123(a)(2)—Specification of Unimpaired Classes.

13. Article IV of the Plan specifies that each of Classes 1, 2, 4, 5, 6, 7 and 9 are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

c.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes.

14. Article IV of the Plan designates each of Classes 3, 8, 10 and 11 as Impaired and specifies the treatment of Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

d.	Section 1123(a)(4)—Equal Treatment within Classes.

15. Article IV of the Plan provides for the same treatment by the Debtors for each Claim or Interest in a particular Class unless the holder of a particular Claim or Interest in such Class has agreed to a less favorable treatment of its Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.	Section 1123(a)(5)—Implementation of Plan.

16. The Plan and Amended Plan Supplement provide adequate and proper means for implementation of the Plan, including, but not limited to, among other things: (i) the issuance of the New Common Stock to the Holders of Allowed Class 3 Second Lien Credit Facility Claims and Allowed Class 11 Preferred Stock Equity Interests; (ii) the incurrence of new indebtedness pursuant to the Amended Plan Supplement Documents; (iii) the adoption of the Amended and Restated Governing Documents; and (iv) the selection of the initial board of directors of Reorganized TCMI and the other Surviving Debtors. Moreover, the Amended Plan Supplement contains the operative documents that will govern the operations of the Reorganized Debtors. Therefore, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

f.	Section 1123(a)(6)—Voting Power of Equity Securities.

17. Article VII.E.3 of the Plan provides that, on the Effective Date, the Reorganized Debtors will adopt the Amended and Restated Governing Documents. The Amended and Restated Governing Documents, among other things, contain appropriate provisions (i) governing the authorization of shares in Reorganized TCMI, and (ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

g.	Section 1123(a)(7)—Selection of Officers and Directors.

18. Article VII.E.1 and 2 of the Plan provides that, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as otherwise disclosed in the Disclosure Statement, as of the Effective Date, the Reorganized TCMI Board of Directors will consist of five (5) directors, four of which shall be designated by the Supporting Second Lien Lenders and the remaining director shall be the chief executive officer of Reorganized TCMI. The provisions of the Plan governing the selection of directors and officers of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy as to the manner and selection of any officer or director and any successor thereto, thereby satisfying section 1123(a)(5) of the Bankruptcy Code. Pursuant to section 1129(a)(7) of the Bankruptcy Code, the Debtors disclosed, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial boards of directors of the Reorganized Debtors in the Amended Plan Supplement and, to the extent such Person is an insider of any of the Debtors, the nature of any compensation to be paid to such Person. Thus, the requirements of Bankruptcy Code section 1123(a)(7) are satisfied.

h.	Section 1123(a)(8)—Future Income.

19. Each of the Debtors is a corporation or a limited liability corporation. Accordingly, section 1123(a)(8) of the Bankruptcy Code is not implicated by the Plan.

i.	Section 1123(b)(6)—Permissive Provisions.

20. The Plan contains other permissive provisions that are consistent with the applicable provisions of the Bankruptcy Code and, thus, the Plan satisfies the requirements of section 1123(b)(6) of the Bankruptcy Code.

i.	Section 1123(b)(1)—Impairment and Unimpairment.

21. Pursuant to section 1123(b)(1) of the Bankruptcy Code, Article IV of the Plan specifies that each of Classes 1, 2, 4, 5, 6, 7 and 9 are Unimpaired under the Plan, and each of Classes 3, 8, 10 and 11 are Impaired under the Plan.

ii.	Section 1123(b)(2)—Assumed Executory Contracts and Unexpired Leases.

22. The Plan satisfies all requirements for the assumption of executory contracts and unexpired leases contained in the Bankruptcy Code, including, without limitation,

the requirement to cure all outstanding defaults, if any, and to provide adequate assurance of future performance by the Reorganized Debtors of such contracts and leases.

iii.	Releases, Exculpations and Injunctions.

23. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order, are fair, equitable, reasonable, in good faith, and are in the best interests of the Debtors, the Reorganized Debtors, and the Debtors’ estates and holders of Claims and Interests. The limited releases of non-Debtors under the Plan and related injunctions are fair to the holders of Claims and Interests and are necessary to the reorganization of the Debtors and the successful administration of their estates. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the releases, exculpations, and injunctions provided for in Article XI of the Plan.

2.	Section 1129 (a)(2)—Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code.

24. The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

(a)	the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

(b)	the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

(c)	the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in soliciting and tabulating votes on the Plan.

3.	Section 1129(a)(3)—Plan Proposed in Good Faith.

25. The Debtors have proposed the Plan in good faith and not by any means forbidden by law, which is evident from the facts and records of the Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of rehabilitating the Debtors so that the Debtors may continue to operate as a viable enterprise. Accordingly, the Plan satisfies section 1129(a)(3) of the Bankruptcy Code.

4.	Section 1129(a)(4)—Payments for Services or Costs and Expenses.

26. Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

5.	Section 1129(a)(5)—Directors, Officers and Insiders

27. The identity and affiliations of each of the persons proposed to serve as the Reorganized TCMI Board of Directors, the board of directors of the remaining Reorganized Debtors and the officers of the Reorganized Debtors were disclosed in the Amended Plan Supplement, and the appointment to such positions of such persons is consistent with the interests of creditors and equity security holders and with public policy. Accordingly, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.

6.	Section 1129(a)(6)—No Rate Changes.

28. The Plan does not provide for any change in rates subject to governmental regulation. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

7.	Section 1129(a)(7)—Best Interests of Creditors Test.

29. The liquidation analysis contained in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been successfully challenged or controverted by other evidence, and (iii) establish that each holder of a Claim or Interest in an Impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would have received if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Thus, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

8.	Section 1129(a)(8)—Acceptance or Rejection by Certain Classes.

30. Holders of Claims and Interests in Classes 1, 2, 4, 5, 6, 7 and 9 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. As set forth in the Voting Report, the percentages of holders of Claims and Interests in Classes entitled to vote on the Plan that voted to accept or reject the Plan are as follows:

Impaired Class of Claims	Percentage Accepting (Dollar Amount/ # of Shares)	Percentage Accepting (Number of Claims/Interests)	Percentage Rejecting (Dollar Amount/# of Shares)	Percentage Rejecting (Number of Claims/Interests)
Class 3 (Second Lien Credit Facility Claims)	100% ($33,489,016.49)	100% (13)	0% (0)	0% (0)
Class 11 (Preferred Stock Equity Interests)	100% (26,940.265 shares)	100% (7)	0% (0.00 shares)	0% (0)

Accordingly, holders of Second Lien Credit Facility Claims in Class 3 and of Preferred Stock Equity Interests in Class 11 have accepted the Plan pursuant to section 1126(c) of the Bankruptcy Code. Holders of Claims in Class 8 and Interests in Class 10 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan, therefore, does not satisfy section 1129(a)(8) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes 8 and 10, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such Classes, as set forth below.

9.	Section 1129(a)(9)—Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, and Other Priority Claims.

31. The treatment of Administrative Claims, Professional Fee Claims, and Priority Tax Claims pursuant to Article III of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Other Priority Claims pursuant to Article III of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

10.	Section 1129(a)(10)—Acceptance of at Least One Impaired Class.

32. As set forth in the Voting Report, each of Classes 3 and 11 voted to accept the Plan and has accepted the Plan in requisite numbers and amounts without the need to include any acceptance of the Plan by any insider. Thus, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

11.	Section 1129(a)(11)—Feasibility.

33. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors. The record of the Chapter 11 Cases, including the financial projections contained in the Disclosure Statement, supports the conclusion that the Debtors’ existing cash balances and projected revenue will be sufficient to implement the Plan and meet the ongoing financial needs of the Reorganized Debtors. The Plan is thus found and determined to be feasible.

12.	Section 1129(a)(12)—Payment of Certain Fees.

34. All fees payable under 28 U.S.C. § 1930 either have been paid or will be paid pursuant to Article XIII.A of the Plan. Accordingly, the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

13.	Section 1129(a)(13)—Continuation of Retiree Benefits.

35. The Debtors have no retiree benefit obligations and, thus, section 1129(a)(13) of the Bankruptcy Code is inapplicable.

14.	Section 1129(a)(14) and (15)—Postpetition Domestic Support Obligations and Disposable Income.

36. Sections 1129(a)(14) and (15) of the Bankruptcy Code impose certain requirements on individual chapter 11 debtors. Each of the Debtors is a corporation or limited liability company. Accordingly, sections 1129(a)(14) and (15) of the Bankruptcy Code are not implicated by the Plan.

15.	Section 1129(a)(16)—Transfers of Property by Nonprofit Entities.

37. Section 1129(a)(16) of the Bankruptcy Code imposes certain requirements on corporations or trusts that are not a moneyed, business or commercial corporation or trust. Each of the Debtors is a moneyed, business or commercial corporation. Accordingly, section 1129(a)(16) of the Bankruptcy Code is not implicated by the Plan.

16.	Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Classes.

38. As described above, the Plan satisfies all of the applicable requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8). Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan. Each of Classes 3 and 11, the only Impaired Classes other than Classes 8 and 10, has voted to accept the Plan. With respect to Classes 8 and 10, no holders of Claims or Interests that are subordinate to those Classes, as applicable, will receive or retain any property under the Plan. Accordingly, the requirements of section 1129(b)(2)(C)(ii) are satisfied with respect to Classes 8 and 10, the Plan is fair and equitable with respect to such Classes, and the Plan does not unfairly discriminate against such Classes. Moreover, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and shall be confirmed notwithstanding the requirements of section 1129(a)(8) of the Bankruptcy Code. Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of all Classes, including Classes 8 and 10.

17.	Section 1129(c)—Only One Plan.

39. Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of 1129(c) of the Bankruptcy Code have been met.

18.	Section 1129(d)—Principal Purpose.

40. The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act, and no governmental unit has objected to confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

J.	Satisfaction of Confirmation Requirements.

41. For all the above reasons, the Plan satisfies all the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code.

K.	Section 1125(e)—Good Faith Solicitation.

42. Based on the record before the Court in these Chapter 11 Cases, he Debtors have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation. Specifically:

(i) The Debtors and their officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all activities relating to the solicitation of acceptances or rejections of the Plan; and therefore shall not be liable, at any time, for any violation of any applicable law, rule, or regulation, governing solicitation of acceptances or rejections of the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section XI.G of the Plan.

(ii) The Debtors, the First Lien Agent, the Second Lien Agent, the Supporting Second Lien Lenders and their respective officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all activities relating to the offer, issuance, sale, or purchase of securities under the Plan; and therefore shall not be liable, at any time, for any violation of any applicable law, rule, or regulation, governing the offer, issuance, sale, or purchase of securities and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section XI.G of the Plan.

L.	Bankruptcy Rule 3018.

43. The solicitation of votes to accept or reject the Plan solely from holders of Allowed Claims in Classes entitled to vote to accept or reject the Plan, as of the Voting Record Date, satisfies Bankruptcy Rule 3018. Votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

M.	Implementation.

44. All documents necessary to implement the Plan, including, without limitation, those attached to the Amended Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms-length, are in the best interests of the Debtors and the Reorganized Debtors, and shall, upon execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal or state law.

N.	Good Faith.

45. The Debtors, the First Lien Agent, the Second Lien Agent, the Supporting Second Lien Lenders, and their respective officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby, and (ii) take the actions authorized and directed by this Confirmation Order.

O.	Distribution of New Common Stock.

46. The distribution of the New Common Stock as contemplated by the Plan, is exempt from the requirements of the Securities Act of 1933.

P.	Conditions to Confirmation.

47. The Restructuring Support Agreement has not been terminated and is full force and effect. Entry of this Confirmation Order shall satisfy the conditions set forth in Article X of the Plan.

Q.	Conditions to Consummation.

48. The conditions to the Effective Date set forth in Section X.B of the Plan may be waived, in whole or in part, at any time by the Debtors with the prior written consent of the Supporting Second Lien Lenders, without notice, leave, or order of the Court or any further action.

R.	Release and Discharge of the Non-Debtor Released Parties.

49. The release of the Non-Debtor Released Parties from any Liens, Claims, claims, Causes of Action, causes of action, rights or liabilities, granted in Article XI of the Plan is supported by the overwhelming votes of the holders of Claims and Interests in support of the Plan. Additionally, such releases are also supported by the value that such Non-Debtor Released Parties are contributing to the Plan, and are in the best interests of the Debtors, their estates, and creditors. These releases are important to the Plan, and the Plan could not be confirmed absent such releases.

S.	Retention of Jurisdiction.

50. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law and shall also have jurisdiction over the matters set forth in Article XII of the Plan.

BASED ON THE FOREGOING FINDINGS OF FACT, IT IS THEREFORE ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

A.	Confirmation.

51. For the reasons set forth herein, all requirements for confirmation of the Plan have been satisfied. Accordingly, the Plan is confirmed under section 1129 of the Bankruptcy Code. All objections to the Plan not heretofore settled or withdrawn are overruled in their entirety. The terms of the Plan and Amended Plan Supplement are incorporated by reference into and are an integral part of this Confirmation Order.

B.	Findings of Fact and Conclusions of Law.

52. The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

C.	Provisions of Plan and Order Nonseverable and Mutually Dependent.

53. The provisions of the Plan as confirmed by this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

54. The documents contained in the Amended Plan Supplement and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Debtors and the signatories thereto, are authorized and approved. Without further order or authorization of this Court, the Debtors, Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Amended Plan Supplement, subject only to the consent of the First Lien Agent, the Second Lien Agent and the Supporting Second Lien Lenders. Execution versions of the documents contained in or appended to the Plan and Amended Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

D.	New Second Lien Documents and Amended and Restated First Lien Credit Agreement.

55. Upon the Effective Date, Reorganized TCMI shall enter into the New Second Lien Documents and such agreements shall be deemed to be valid, binding and enforceable in accordance with the respective terms and each holder of the New Notes and each other entity that is to be a counter-party thereto shall be bound thereby, in each case, without the need for execution by any party thereto other than Reorganized TCMI, which execution shall be deemed to occur without any further action upon the confirmation of the Plan. Notwithstanding the foregoing, the holders of New Notes may be permitted to be signatories to the New Second Lien Documents if they so desire.

56. Upon the Effective Date, Reorganized TCMI shall enter into the Amended and Restated First Lien Credit Agreement and such agreement shall be deemed to be valid, binding and enforceable in accordance with the respective terms and each of the First Lien Lenders, First Lien Agent and each other entity that is to be a counter-party thereto shall be bound thereby, in each case, without the need for execution by any party thereto other than Reorganized TCMI, which execution shall be deemed to occur without any further action upon the confirmation of the Plan. Notwithstanding the foregoing, the First Lien Lenders may be permitted to be signatories to the Amended and Restated First Lien Credit Agreement if they so desire.

57. Upon the Effective Date, Reorganized TCMI shall enter into the Amended and Restated Intercreditor Agreement and such agreement shall be deemed to be valid, binding and enforceable in accordance with the respective terms and each of the First Lien Lenders, First Lien Agent and each other entity that is to be a counter-party thereto, including the holders of New Notes, shall be bound thereby, in each case, without the need for execution by any party thereto other than Reorganized TCMI, which execution shall be deemed to occur without any further action upon the confirmation of the Plan. Notwithstanding the foregoing, the First Lien Lenders and Second Lien Agent may be permitted to be signatories to the Amended and Restated Intercreditor Agreement if they so desire.

E.	Issuance of New Common Stock.

58. The issuance of the New Common Stock by Reorganized TCMI is authorized without the need for any further corporate action or without any further action by a Holder of Claims or Equity Interests. Upon the Effective Date, Reorganized TCMI shall enter into the Stockholder Agreement and such agreement shall be deemed to be legal, valid, and binding agreement of each holder of New Common Stock as of the Effective Date and each other entity that is to be a counter-party to the Stockholder Agreement as of the Effective Date pursuant to the terms thereof, enforceable against such holders and other entities in accordance with its terms, in each case without the need for execution by any party thereto, other than Reorganized TCMI, which execution shall be deemed to occur without any further action upon the confirmation of the Plan. Notwithstanding the foregoing, the holders of New Common Stock may be permitted to execute the Stockholders Agreements (if any) if they so desire.

F.	Modifications to Plan.

59. The Plan may be amended, modified, or supplemented by the Debtors, subject to consent of the First Lien Agent, the Second Lien Agent and the Supporting Second Lien Lenders, in the manner provided for by section 1127(b) of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as this Court may otherwise direct. Prior to the Confirmation Date and subject to the consent of the First Lien Agent, the Second Lien Agent and the Supporting Second Lien Lenders, the Debtors may make appropriate technical adjustments and modifications to the Plan, without the approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests. After the Confirmation Date, if a modification immaterially effects the treatment of holders of Claims or Interests, the Debtors may modify the Plan with the consent of the First Lien Agent, the Second Lien Agent and the Supporting Second Lien Lenders, with the approval of the Court, and without notice to holders of Claims and Interests. If an action materially and adversely affects the treatment of holders of Claims or Interests under the Plan, the Debtors may, with the consent of the First Lien Agent, the Second Lien Agent and the Supporting Second Lien

Lenders, institute proceedings in the Bankruptcy Court to make such alteration, provided that such alteration or modification is made in compliance with section 1127 of the Bankruptcy Code.

60. Article IV.D.1.iii of the Plan, regarding one of the alternative treatments of Allowed Class 4 General Unsecured Claims shall be deleted in its entirety, and the treatments for such Allowed Class 4 General Unsecured Claims specified in Article IV.D.1.i and ii shall be the exclusive treatment for such Allowed Class 4 General Unsecured Claims under the Plan.

G.	Solicitation and Notice.

61. Notice of the Confirmation Hearing, notice of the Amended Plan Supplement, and the solicitation of votes on the Plan complied with the terms of the Disclosure Statement Order, the Solicitation Procedures, the Bankruptcy Code, and the Bankruptcy Rules, and was appropriate and satisfactory based on the circumstances of the Chapter 11 Cases.

H.	Plan Classification Controlling.

62. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims, if any, set forth on the Ballots returned by the Debtors’ creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims under the Plan for distribution purposes and (iii) shall not be binding on the Debtors or the Reorganized Debtors except with respect to voting on the Plan.

I.	Substantive Consolidation.

63. The Plan is predicated on the substantive consolidation of the Estates, for all purposes associated with confirmation of the Plan and consummation of the transactions contemplated thereby, as set forth more fully in Article IV of the Plan.

64. Substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests the Debtors are required to maintain under the Bankruptcy Code, under the Plan, or, in connection with contracts or leases that were assumed or entered into during the Chapter 11 Cases. Any alleged defaults under any applicable agreement with the Debtors or the Reorganized Debtors arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date and this Confirmation Order shall constitute a Substantive Consolidation Order in all respects.

J.	Discharge.

65. Except as otherwise provided in the Plan, and conditioned on the making of the Distributions to be made under the Plan, the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims or Equity Interests of any kind or nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, and the Reorganized Debtors, or any of their respective assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, this Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, Liens on, and Equity Interests in the Debtors, their respective assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a Distribution under the Plan. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting any other or further Claim against, or Interest in, the Debtors, the Reorganized Debtors or any of their respective assets or properties, based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date. Nothing in this paragraph or in Article XI.D of the Plan shall affect, limit, or enlarge the discharge provided to the Debtors under section 1141 of the Bankruptcy Code.

K.	Binding Effect.

66. Pursuant to section 1141 of the Bankruptcy Code, except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan and all exhibits thereto (including the Amended Plan Supplement) shall bind all holders of Claims and Interests.

L.	Exemption from Certain Transfer Taxes.

67. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Conformed First Lien Credit Agreement, the New Notes, the New Notes Agreement, the New Second Lien Documents, the issuance of the New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax, irrespective of whether the underlying property is owned by the Debtors or a third party. All entities responsible for maintaining real or personal property records are directed to enter and record mortgages or similar instruments securing the Reorganized Debtors’ obligations under the Conformed First Lien Credit Agreement and the New Second Lien Documents without the payment of any mortgage recording, real estate transfer, or similar taxes. All transactions specifically provided for by the Plan, or consummated by the Debtors and approved by the Bankruptcy Court, including, without limitation: (i) the assumptions and assignments by the Debtors of executory contracts and unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code; and (ii) settlements pursuant to Bankruptcy Rule 9019(a), shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax. This Court retains jurisdiction to enforce the foregoing authorization.

M.	Documentation.

68. The Debtors and the Reorganized Debtors, as applicable, are authorized to execute and deliver all documents included within to the Amended Plan Supplement, and all other documents contemplated by the Plan or otherwise necessary to implement the Plan and to take all steps deemed necessary by the Debtors or the Reorganized Debtors to consummate the transactions contemplated thereby, all without further order of the Court, vote of the shareholders of the Debtors or approval of the Debtors’ Boards of Directors.

N.	Bankruptcy Rule 9019(a) Settlement.

69. The provisions of the Plan constitute a good faith compromise of all Claims and interests or controversies relating to the contractual and legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Preferred Stock Equity Interest with respect thereto, or any Distribution to be made on account of such an Allowed Claim or Allowed Preferred Stock Equity Interest. The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Claims or controversies and this Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates and holders of Claims and Interests, and is fair, equitable, and reasonable.

O.	Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

70. Each of the Reorganized Debtors (but not the Non-Surviving Debtors) will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the laws of its respective state of formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable law. Except as otherwise provided in the Plan or any agreement, instrument, or indenture relating thereto, on or after the Effective Date, all property of the estates of the Debtors, and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall vest in the Reorganized Debtors, free and clear of all Claims, Liens, charges, or other encumbrances and Interests. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, or dispose of property and compromise or settle any Claims or Interests, without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order. Without limiting the generality of the foregoing, all rights, privileges, entitlements, authorizations, grants, permits, licenses, easements, franchises, and other similar items which constitute part of, or are necessary or useful in the operation of, the property of the estates or the business of the Reorganized Debtors, shall be vested in the Reorganized Debtors on the Effective Date, and shall thereafter be exercisable and usable by the Reorganized Debtors to the same and fullest extent they would have been exercisable and usable by the Debtors before the Petition Date.

P.	Operation as of the Effective Date.

71. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Q.	Releases, Injunction, Exculpation and Related Provisions Under the Plan.

1.	Releases.

72. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Court, the release provisions set forth in Article XI of the Plan are approved. The release provisions set forth in Article XI of the Plan and which are hereby approved are as follow:

(a)	Mutual Releases.

On the Effective Date, the Released Parties shall be deemed to and hereby unconditionally and irrevocably release each other from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence, willful misconduct or fraud, and (ii) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtors or the Reorganized Debtors or any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan.

(b)	Releases by Non-Debtors of Non-Debtor Released Parties.

On and as of the Effective Date, all Persons who are entitled to vote to accept or reject the Plan as set forth on the relevant Ballot and vote to accept the Plan shall be deemed, by virtue of their treatment contemplated under the Plan, to have forever released, discharged and covenanted not to sue or otherwise seek recovery from any Released Party on account of any and all Claims or Equity Interests, including but not limited to claims, interests obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Equity Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that (i) none of the Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence, willful misconduct or fraud, (ii) the foregoing release shall not apply to rights or obligations arising under or that are part of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan and (iii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan. Notwithstanding anything to the contrary in the Plan, the releases of the Released Parties shall extend only to claims arising against such Released Parties in their capacities as parties in interest in the Chapter 11 Cases.

2.	Release of Non-Debtor Released Parties.

73. Pursuant to Article XI of the Plan, and based upon the overwhelming support of the Plan by the holders of Claims and Interests entitled to vote and the distribution to such holders, all Persons who voted in favor of the Plan are deemed to have forever waived, released, and discharged the Non-Debtor Released Parties of any Liens, Claims, claims, Causes of Action, causes of action, rights, or liabilities arising from the Debtors, the Chapter 11 Cases or the purchase, sale or rescission of the purchase or sale of any security of the Debtors. The Release set forth in Section XI F. of the Plan does not release Non-Debtor Released Parties from any direct claims of any holders of Claims or Interests that did not affirmatively agree to such Release on a valid Ballot.

3.	Preservation of Rights of Action.

74. Other than any releases granted in the Plan, by the Confirmation Order, and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or recovery actions under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the

Debtors or debtors in possession, and the proceeds of such actions shall be retained by the Reorganized Debtors, except that the Reorganized Debtors shall waive on and as of the Effective Date all Causes of Action against providers of goods and services to the Debtors in the ordinary course of the Debtors’ business that accrued to the Debtors and their Estates under section 547 of the Bankruptcy Code.

4.	Exculpation.

75. Except as otherwise expressly provided in the Plan, this Confirmation Order or a separate order of this Court, the exculpation provisions set forth in Section XI.G of the Plan are approved and shall be effective as of the Effective Date. The exculpation provision set forth in Section XI.G of the Plan, which is hereby approved, is as follows:

The Exculpated Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of the restructuring, the Chapter 11 Cases, the Plan, the Disclosure Statement, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement Documents or related agreements, instruments, or other documents, the pursuit of approval of the Disclosure Statement or the solicitation of votes for and confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan, the Disclosure Statement or the Restructuring Support Agreement or in furtherance thereof except for any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable laws or rules protecting any of the Exculpated Parties from liability.

5.	Injunction.

76. Except as otherwise expressly provided in the Plan, this Confirmation Order, the Amended Plan Supplement, or a separate order of the Court, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors with respect to any such Claim or Equity Interest, or against the Non-Debtor Released Parties with respect to Claims subject to sections XI E., F. or F. of the Plan, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors, the Reorganized Debtors on account of any such Claim or Equity Interest and (d) (i) asserting any right of setoff of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest and (ii) asserting any rights of subrogation against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtor or Reorganized Debtors on account of any such Claim or Equity Interest to the fullest extent permitted by law, except to the extent such right of setoff or subrogation is asserted with respect to an Allowed General Unsecured Claim. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

R.	Continuation of Automatic Stay.

77. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate Order of this Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the

Confirmation Date, shall remain in full force and effect until the occurrence of the Effective Date.

S.	Provisions Regarding Distributions.

78. The provisions contained in Article V of the Plan, including without limitation, the provisions governing distributions, are found to be reasonable and are hereby approved.

T.	No Distributions to Classes 8 and 10.

79. Pursuant to Article V of the Plan, holders of Class 8 (Subordinated Securities Claims) and Class 10 (Debtors’ Interests in Non-Surviving Debtors and Common Stock Equity Interests in TCMI) shall not receive or retain any property or distributions on account of such Claims or Interests under the Plan.

U.	Setoffs and Recoupments.

80. Subject to further Court order, the Reorganized Debtors will be permitted, but not required, to setoff against any Claim (other than the First Lien Creditor Facility Claims and Second Lien Credit Facility Claims), or the distributions to be made under the Plan on account of such Claim, any claims of any nature whatsoever the Debtors have against the holder of such Claim. In addition, neither the failure to exercise any such setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the Reorganized Debtors of any such Claim the Reorganized Debtors may have against such Creditor.

V.	Procedures for Resolving Disputed Claims and Unresolved Claims.

81. The provisions contained in Articles V and VIII of the Plan, including without limitation, the provisions governing the procedures for resolving Disputed Claims, Unliquidated Claims, and Dispute Resolution procedures, are found to be reasonable and are hereby approved.

W.	Professional Fees.

82. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330 or 503(b) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is twenty (20) days after the Effective Date and (ii) shall be paid in full in Cash in such amounts as are allowed by the Bankruptcy Court (A) eleven days after the date upon which the order relating to any such Professional Fee Claim is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such a Professional Fee Claim and the Debtors, or, if on or after the Effective Date, the Reorganized Debtors.

X.	Executory Contracts and Unexpired Leases.

83. The provisions contained in Article VIII of the Plan, including, without limitation, the provisions regarding the assumption and assignment of the Debtors’ executory contracts and unexpired leases are hereby approved and found to be fair and reasonable. The assumption and assignment of the Debtors’ executory contracts and unexpired leases pursuant to the procedures set forth in Article VIII of the Plan are hereby approved pursuant to sections 365 and 1123 of the Bankruptcy Code. No third party may refuse to perform on the basis of lack of consent to assumption. Each executory contract, including any license of intellectual property rights contained therein, and unexpired lease assumed pursuant to Article VIII of the Plan shall revest in and be fully enforceable in accordance with its terms by the respective Reorganized Debtor, except as modified by the provisions of the Plan, any order of this Court authorizing and providing for its assumption or applicable federal law. The Debtors have provided adequate assurance of future performance under all assumed executory contracts or unexpired leases. Notwithstanding anything to the contrary contained in the Plan, the rights of any party with respect to a dispute regarding the amount of any cure payments required by section 365(b) of the Bankruptcy Code be subject to further Order of this Court.

Y.	Authorization to Take Acts Necessary to Implement Plan.

84. Pursuant to section 1142(b) of the Bankruptcy Code, 8 Del. C. § 303, and any comparable provision of the business corporation laws of any other state, each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions and to perform such acts as may be necessary, desirable, or appropriate to comply with or implement the Plan and any matters under the Plan, and all documents, instruments, and agreements related thereto, including but not limited to those contained in the Amended Plan Supplement, and all annexes, exhibits, and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding, and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any shareholders’ or board of directors’ approval. Each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions, to perform all acts, to make, execute, file, and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents relating to the Plan, including but not limited to those contained in the Amended Plan Supplement, and that may be required or necessary for its performance thereunder without the need for any shareholders’ or board of directors’ approval. On the Effective Date, the appropriate officers or representatives of the Reorganized Debtors and members of the boards of directors of the same are authorized and empowered to issue, execute, file, and deliver the agreements, documents, securities, and instruments contemplated by or necessary to effectuate the Plan, including, but not limited to, those contained in the Amended Plan Supplement, in the name of and on behalf of the Reorganized Debtors. Each of the Debtors and the Reorganized Debtors and the officers and directors thereof are authorized to take any such actions without further corporate action or action of the directors or stockholders of the Debtors and the Reorganized Debtors. On the Effective Date, the members of the existing boards of directors of each of the Debtors shall be deemed to have resigned and the respective Debtor will be deemed to have accepted such resignation without the need for further action by any Debtor or board member. The boards of directors of the Reorganized Debtors shall, as of the Effective Date, consist of those directors identified in the Amended Plan Supplement, without the need for any further action.

Z.	Cancellation of Existing Securities and Agreements.

85. Notwithstanding any other provision of the Plan and except for the First Lien Credit Agreement (as may be modified and amended pursuant to the Plan), Intercompany Claims and the Debtors’ Interests, subject to Article IV of the Plan, on the Effective Date, any promissory note, other instrument or security evidencing a Claim or Equity Interest shall be deemed automatically canceled without further ct or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged.

AA.	Reorganized Debtors’ Debt Instruments

86. The terms and conditions of the debt instruments to be executed by the Reorganized Debtors and any documents related thereto, including, but not limited to the Conformed First Lien Credit Agreement, the New Notes, the New Notes Agreement and the New Second Lien Documents are approved and ratified as being entered into in good faith and being critical to the success and feasibility of the Plan. The Reorganized Debtors are hereby authorized to execute and deliver the Conformed First Lien Credit Agreement, the New Notes, the New Notes Agreement and the New Second Lien Documents, all mortgages, security documents, and all other related documents and perform their obligations thereunder, and upon such execution and delivery, all such documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors enforceable in accordance with their terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Plan shall be deemed approved and shall be legal, valid, binding, and enforceable Liens on the collateral described therein. In furtherance of the foregoing, the Reorganized Debtors and the other persons granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of any applicable state, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All fees, costs, and expenses paid by or to be paid by the Reorganized Debtors in connection with the transactions contemplated by the Plan are ratified and approved.

BB.	Execution by Third Parties.

87. Each and every federal, state, and local governmental agency or department is hereby directed to accept, and lessors and holders of Liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices where any agreement, document, or instrument may be filed in order to effectuate the Plan.

CC.	Governmental Approvals Not Required.

88. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, the Amended Plan Supplement, and any documents, instruments, or agreements contained therein, and any amendments or modifications of any of the foregoing.

DD.	Notice of Entry of Confirmation Order.

89. Within ten business days following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit A (the “Confirmation Notice”), upon all parties that received notice of the Confirmation Hearing. The form of Confirmation Notice is hereby approved. Service of the Confirmation Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) of entry of this Confirmation Order and, except as provided herein, no other or further notice need be given.

EE.	Notice of Effective Date.

90. Within ten business days after the occurrence of the Effective Date, the Reorganized Debtors shall serve a notice of the occurrence of the Effective Date of the Plan substantially in the form annexed hereto as Exhibit B (the “Effective Date Notice”) upon all parties that received notice of the Confirmation Hearing. The form of Effective Date Notice is hereby approved and the service of the Effective Date Notice as provided herein shall be good and sufficient notice of the occurrence of the Effective Date under Bankruptcy Rule 2002(l).

FF.	References to Plan Provisions.

91. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety.

GG.	Confirmation Order Controlling.

92. If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

HH.	Applicable Non-Bankruptcy Law.

93. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and the Amended Plan Supplement Documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

II.	Effectiveness of Order.

94. This Confirmation Order is and shall be deemed to be a separate order with respect to each of the Debtors for all purposes. This Confirmation Order is intended to be a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

JJ.	Substantial Consummation.

95. Substantial consummation of the Plan shall be deemed to occur on the Effective Date.

KK.	The Record.

96. The record of the Confirmation Hearing was closed on the record on December 8, 2009.

97. This Confirmation Order shall be binding in all respects upon the Debtors, their estates, all creditors of (whether known or unknown) and holders of equity interests in, any

Debtor, any holders of Liens against or on all or any portion of the Debtors’ estates and all non-Debtor counterparties to any assumed executory contracts and unexpired leases. This Confirmation Order shall inure to the benefit of the Debtors, their estates, their creditors and their respective successors and assigns. All persons and entities are hereby forever prohibited and enjoined from taking any action that would adversely affect or interfere with the ability of the Debtors to consummate the transactions contemplated by the Plan in accordance with the terms of the Plan and this Confirmation Order.

2.	No Successor Liability.

98. Except as expressly provided in the Plan, the Reorganized Debtors shall not have any liability of the Debtors or their estates for any claims against the Debtors or any of their predecessors or affiliates, and the Reorganized Debtors shall have no successor or vicarious liabilities of any kind or character, including, but not limited to, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger or substantial continuity, whether known or unknown as of the Effective Date, now existing or hereafter arising, whether asserted or unasserted, fixed or contingent, liquidated or unliquidated with respect to the Debtors or any obligations of the Debtors arising prior to the Effective Date, including, but not limited to, liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Debtors prior to the Effective Date.

3.	Subsequent Orders.

99. Nothing contained in any order of any type or kind entered in (i) these Chapter 11 Cases or (ii) any related proceeding subsequent to entry of this Confirmation Order, shall conflict with or derogate from terms of this Confirmation Order.

4.	Immediate Authorization of Transactions Contemplated by Plan.

100. Pursuant to Bankruptcy Rules 7062, 9014 and 6006(d), this Confirmation Order shall be effective immediately upon entry and the Debtors are authorized to close the transactions contemplated by the Plan immediately upon the Effective Date.

5.	Bulk Sale Laws.

101. No bulk sales law or any similar law of any state or other jurisdiction applies in any way to Confirmation of the Plan.

6.	No Brokers.

102. There are no brokers involved in consummating the Plan and no brokers’ commissions are due.

7.	Specific Provisions Not Discussed.

103. The failure specifically to include any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be authorized and approved in its entirety.

Dated: Wilmington, Delaware

             December         , 2009

THE HONORABLE BRENDAN L. SHANNON UNITED STATES BANKRUPTCY JUDGE

Exhibit A

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
TRIPLE CROWN MEDIA, INC., et al.,	)	Case No. 09-13181 (BLS)
)
Debtors.	)	Jointly Administered
)

NOTICE OF ENTRY OF ORDER CONFIRMING THE

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that on December __, 2009, an order (Docket No. __) (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (Docket No. 124) (as confirmed by the Confirmation Order and as may be amended in accordance with the provisions thereof, the “Plan”), signed by the Honorable Brendan L. Shannon, United States Bankruptcy Judge for the Bankruptcy Court for the District of Delaware was entered and duly docketed by the Office of the Clerk of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the above-captioned cases. A list of the Debtors appears below.

PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain a copy of the Confirmation Order or the Plan should (i) view such documents by accessing the Court’s website: http://www.deb.uscourts.gov. A PACER password and login are needed to access documents on the Court’s website. A PACER password can be obtained at http://www.pacer.psc.uscourts.gov. In addition, the Confirmation Order and Plan may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Copies of the Confirmation Order and Plan may also be accessed on the website for the Debtors’ Claims and Noticing Agent, Kurtzman Carson Consultants, at http://www.kccllc.net/triplecrown.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, and any holder of a Claim (as defined in the Plan) against or Interest (as defined in the Plan) in the Debtors, including all government entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has voted to accept the Plan.

The names of the Debtor entities and their respective case numbers are as follows:

Triple Crown Media, Inc.	09-13181

Triple Crown Media, LLC	09-13182

BR Acquisition Corp.	09-13184

BR Holding, Inc.	09-13185

Datasouth Computer Corporation	09-13186

Gray Publishing, LLC	09-13187

Capital Sports Properties, Inc.	09-13188

Dated: December         , 2009

DINSMORE & SHOHL LLP

Tim J. Robinson (OH 0046668)

Patrick D. Burns (OH 0081111)

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

Telephone: (513) 977-8200

Facsimile: (513) 977-8141

tim.robinson@dinslaw.com

patrick.burns@dinslaw.com

- and -

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Robert J. Dehney (DE Bar No. 3578)

Gregory T. Donilon (DE Bar No. 4244)

1201 N. Market Street

PO Box 1347

Wilmington, DE 19899-1347

Telephone: 302-658-9200

Facsimile: 302-658-3989

Counsel for the Debtors and Debtors in Possession

Exhibit B

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
TRIPLE CROWN MEDIA, INC., et al.,	)	Case No. 09-13181 (BLS)
)
Debtors.	)	Jointly Administered
)

NOTICE OF ENTRY OF EFFECTIVE DATE OF THE

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that the Effective Date of the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated October 16, 2009 (Docket No. 124) (as may be modified or amended in accordance with the provisions thereof, the “Plan”) occurred on December         , 2009. The Bankruptcy Court for the District of Delaware entered an Order confirming the Plan on December 1, 2009 (the “Confirmation Date”). A list of the Debtors appears below.

The names of the Debtor entities and their respective case numbers are as follows:

Triple Crown Media, Inc.	09-13181

Triple Crown Media, LLC	09-13182

BR Acquisition Corp.	09-13184

BR Holding, Inc.	09-13185

Datasouth Computer Corporation	09-13186

Gray Publishing, LLC	09-13187

Capital Sports Properties, Inc.	09-13188

PLEASE TAKE FURTHER NOTICE, that the Common Stock Equity Interests in Triple Crown Media, Inc. have been cancelled effective as of the Effective Date.

Dated: December         , 2009

DINSMORE & SHOHL LLP

Tim J. Robinson (OH 0046668)

Patrick D. Burns (OH 0081111)

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

Telephone: (513) 977-8200

Facsimile: (513) 977-8141

tim.robinson@dinslaw.com

patrick.burns@dinslaw.com

- and -

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Robert J. Dehney (DE Bar No. 3578)

Gregory T. Donilon (DE Bar No. 4244)

1201 N. Market Street

PO Box 1347

Wilmington, DE 19899-1347

Telephone: 302-658-9200

Facsimile: 302-658-3989

Counsel for the Debtors and Debtors in Possession